EXHIBIT  21.1

SUBSIDIARIES  OF  THE  COMPANY

     Provided below is a list of the subsidiaries of the Company, all of which are wholly owned, grouped by their respective state of incorporation. Any name under which a Subsidiary is doing business is provided in parentheses.

ALABAMA  CORPORATIONS
---------------------

1.     Bing-O-Rama,  Inc.  (Bingo  Haven)
2.     Charity  Bingo,  Inc.  (Winner's  Bingo;  Chickasaw  Bingo)
3.     Charity  Bingo-Birmingham,  Inc.


FLORIDA  CORPORATIONS
---------------------

1.     Delray  Hall  For  Hire,  Inc.


GEORGIA  CORPORATIONS
---------------------

1.     Lucky  4,  Inc.


MISSISSIPPI  CORPORATIONS
-------------------------

1.     Delta  Bingo,  Inc.
2.     Forest  Bingo,  Inc.
3.     Grenada  Bingo,  Inc.
4.     Louisville  Bingo,  Inc.
5.     Starkville  Bingo,  Inc.


SOUTH  CAROLINA  CORPORATIONS
-----------------------------

1.     Columbia  One  Corp.  (American  Bingo  I;  American  Bingo  II)
2.     Concessions  Corp.  (Shipwatch;  Ponderosa;  Beacon;  Lucky  I; Lucky II)
3.     Dabber's  Bingo,  Inc.
4.     Darlington  Music  Co.,  Inc.
5.     Gamecock  Promotions,  Inc.
6.     Gold  Strike,  Inc.
7.     Low  Country  Promotions,  Inc.
8.     MHJ  Corporation
9.     Midlands  Promotions,  Inc.
10.    S.C.  Properties  II,  Inc.

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TEXAS  CORPORATIONS
-------------------

1.    1919  Riverside  Corp.
2.    Ambler  Bingo,  Inc.  (Ambler  Bingo)
3.    Americana  I,  Inc.  (Americana  Bingo)
4.    Americana  II,  Inc.
5.    Americana  III,  Inc.
6.    Americana  IV,  Inc.
7.    Charity  Bingo  of  Texas,  Inc.
8.    Lavaca  Enterprises,  Incorporated  (Hi  Plains  Bingo)
9.    Lucky  Bingo,  Inc.  (Lucky  Bingo)
10.   Meeks  Management  Company  (Goldstar  Bingo)
11.   Parkway  Bingo,  Inc.  (Parkway  Bingo)
12.   S.A.  Charities,  Inc.  (Blanco  Bingo)
13.   Strike  It  Rich  Bingo,  Inc.  (Strike  It  Rich  Bingo)
14.   Texas  Charities,  Inc.  (Fortune  Bingo)
15.   The  Samaritan  Associates,  Inc.  (Goldstar  II  Bingo)
16.   West  Texas  Bingo,  Inc.  (Super  Bingo)

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